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                                                                   EXHIBIT 23(f)

The Board of Directors
A&A Tool Rentals & Sales, Inc.:

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Sacramento, California

December 2, 1997